UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2021

OptimizeRx Corporation

(Exact name of registrant as specified in charter)

Nevada	001-38543	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Water Street, Suite 200, Rochester, MI	48307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248.651.6568

                               Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	OPRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2021, Miriam Paramore and OptimizeRx Corporation (the “Company”) entered into a letter agreement (the “Letter Agreement”) pursuant to which Ms. Paramore will retire as President & Chief Strategy Officer of the Company effective as of December 31, 2021 and will provide advisory services to the Company beginning January 1, 2022 and ending on July 31, 2022 (the “Advisory Term”).

The Letter Agreement provides that the Company will provide Ms. Paramore the following consideration for her services as an advisor:

●	the options granted to Ms. Paramore on July 27, 2017 and January 7, 2021, pursuant to the Company’s 2013 Incentive Plan will continue to vest during the Advisory Term; and

●	payment of an amount equal to the annual cash bonus award that would have been payable to Ms. Paramore under the Company’s executive bonus plan with respect to fiscal 2021 in the absence of Ms. Paramore’s retirement, such payment to be calculated in a similar manner, paid at the same time as bonuses are paid to other executives under the Company’s executive bonus plan with respect to fiscal 2021.

The Company will reimburse Ms. Paramore for all approved business expenditures including travel costs incurred during the Advisory Term pursuant to the terms of the Company travel policy. In addition, the Letter Agreement provides that the Business Protection Agreement which Ms. Paramore executed on June 17, 2017 and which contains standard confidentiality, invention assignment and non-compete provisions will remain in full force and effect during and after the Advisory Term in accordance with the terms set forth therein.

The above summary of Ms. Paramore’s Letter Agreement is qualified in its entirety by reference to the complete text of the Letter Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 22, 2021, the Company issued a press release in the form of an open letter from its CEO to shareholders regarding the above matters. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Letter Agreement by and between the Company and Miriam Paramore

99.1	Press Release dated December 22, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMIZERX CORPORATION

Date: December 22, 2021	By:	/s/ Marion Odence-Ford
		Name:	Marion Odence-Ford
		Title:	General Counsel

2